Exhibit 99.1

Extraction Oil & Gas, Inc. Announces Stock Repurchase Program

DENVER, November 19, 2018 (GLOBE NEWSWIRE) - Extraction Oil & Gas, Inc. (NASDAQ: XOG) (“Extraction”) announced today that the board of directors of Extraction has approved a stock repurchase program under which Extraction is authorized to repurchase up to $100.0 million of its outstanding common stock from time to time in the open market, through negotiated transactions or otherwise. The program is expected to be funded initially by the Company’s existing liquidity, including cash on hand and short-term revolver borrowings. The Company then expects to use internally generated cash flows and proceeds from the Company’s ongoing asset sale program to repay any borrowings prior to completion of the program. The stock repurchase program will expire on March 31, 2019. Extraction intends to conduct any open market stock repurchase activities in compliance with the safe harbor provisions of Rule 10b-18 of the Exchange Act.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, plans to repurchase common stock, the source of funds for any repurchases of common stock, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "believe," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of our most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in our other public filings and press releases. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

About Extraction Oil & Gas, Inc.

Denver-based Extraction Oil & Gas, Inc. is an independent energy exploration and development company focused on exploring, developing and producing crude oil, natural gas and NGLs primarily in the Wattenberg Field in the Denver-Julesburg Basin of Colorado.
Investor Contact: Louis Baltimore, ir@extractionog.com, 720-974-7773
Media Contact: Brian Cain, info@extractionog.com, 720-974-7782

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